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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES

        Interlink France S.A.R.I.                       France
        Interlink Deutschland GmbH                      Germany
        Interlink Iberica S.A.                          Spain
        Interlink (Switzerland) S.A.                    Switzerland
        Interlink Computer Sciences, Ltd.               United Kingdom
        New Era Systems Services, Ltd.                  Alberta, Canada
        Era Nua Teoranta, Ltd.                          Ireland
        Interlink Computer Sciences (Barbados) Inc.     Barbados